UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ x ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-12

NORD RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ x ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.

3)	Filing Party:

4)	Date Filed:

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NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203,
Tucson, Arizona, 85705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on October 16, 2013

Dear Stockholder:

     The Annual Meeting of Stockholders (the “Annual Meeting”) of Nord Resources Corporation (the “Company”) will be held at Embassy Suites, located at 3110 East Skyline Drive, Tucson, Arizona 85718, on October 16, 2013 at 10:00 a.m. (Tucson Time).

     At the Annual Meeting, stockholders will be asked to:

1.	elect Ronald A. Hirsch, Stephen D. Seymour, Douglas P. Hamilton and John F. Cook to our Board of Directors;

2.	approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 400,000,000 to 600,000,000;

3.	ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

4.	hold a non-binding advisory vote on the compensation of our named executive officers;

5.	hold a non-binding advisory vote on the frequency of executive compensation votes; and

6.	transact any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record of the Company’s common stock at the close of business on August 29, 2013, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     It is important that your shares be represented and voted at the Annual Meeting. If you are the registered holder of the Company’s common stock, you can vote your shares by completing and returning the enclosed proxy card, even if you plan to attend the Annual Meeting. You may vote your shares of common stock in person even if you previously returned a proxy card. Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Please carefully review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding voting instructions.

iii

     If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of August 29, 2013 prior to being admitted to the Annual Meeting. If you are not a stockholder of record and hold your shares of common stock in “street name” (that is, your shares of common stock are held in a brokerage account or by a bank or other nominee) you must also provide proof of beneficial ownership as of August 29, 2013, such as your most recent account statement prior to August 29, 2013, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership.

September [ ], 2013	By Order of the Board of Directors

Ronald A. Hirsch
Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 16, 2013:

The Proxy Statement and form of Proxy, as well as the
Company’s Annual Report on Form 10-K
for the year ended December 31, 2012
are available on the Internet at:

http://www.astproxyportal.com/ast/04558/

EXHIBIT A: CERTIFICATE OF AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION OF NORD RESOURCES CORPORATION

v

NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203,
Tucson, Arizona, 85705

PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF THE STOCKHOLDERS
TO BE HELD ON OCTOBER 16, 2013

THE ANNUAL MEETING

General

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Nord Resources Corporation (“we”, the “Company” or “Nord”) for use in connection with the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”) to be held on October 16, 2013, at 10:00 a.m. (Tucson Time), at Embassy Suites, located at 3110 East Skyline Drive, Tucson, Arizona 85718, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of Annual Meeting.

     This proxy statement, the notice of Annual Meeting and the enclosed form of proxy are expected to be mailed to our stockholders on or about September [13], 2013. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including financial statements for such period, will also be mailed to our stockholders with this proxy statement, but such report does not constitute a part of this proxy statement.

     Our principal executive office is located at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

Entitlement to Vote

     If you are a registered holder of shares of our common stock on August 29, 2013 (the “Record Date”), you may vote those shares of our common stock in person at the Annual Meeting or by proxy in the manner described below under “Voting of Proxies.” If you hold shares of our common stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.

Voting of Proxies

     You can vote the shares that you own of record on the Record Date by either attending the Annual Meeting in person or by filling out and sending in a proxy in respect of the shares that you own. Your execution of a proxy will not affect your right to attend the Annual Meeting and to vote in person. You may also submit your proxy on the Internet or over the telephone by following the instructions contained in the Proxy.

     You may revoke your proxy at any time before it is voted by:

(a) filing a written notice of revocation of proxy with our corporate secretary at any time before the taking of the vote at the Annual Meeting;

(b) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary at any time before the taking of the vote at the Annual Meeting; or

(c) attending at the Annual Meeting, giving affirmative notice at the Annual Meeting that you intend to revoke your proxy, and voting in person. Please note that your attendance at the Annual Meeting will not, in and of itself, revoke your proxy.

     All shares of common stock represented by properly executed proxies received at or prior to the Annual Meeting that have not been revoked will be voted in accordance with the instructions of the stockholder who has executed the proxy. If no choice is specified in a proxy, the shares represented by the proxy will be voted FOR the election of all the nominees to serve as our directors and FOR the approval of all of the other proposals set forth in the accompanying notice of meeting. The shares represented by each proxy will also be voted for or against such other matters as may properly come before the Annual Meeting in the discretion of the persons named in the proxy as proxy holders. We are not aware of any other matters to be presented for action at the Annual Meeting other than those described herein.

     Any written revocation of proxy or subsequent later-dated proxy should be delivered to Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705, Attention: Wayne M. Morrison, Secretary.

Record Date and Shares Entitled to Vote

     Our Board of Directors has fixed the close of business on August 29, 2013 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the Record Date, there were [114,716,907] shares of our common stock issued, outstanding, and entitled to vote at the Annual Meeting. Holders of common stock are entitled to one vote at the Annual Meeting for each share of common stock held of record at the Record Date. There are no separate voting groups or separate series of stock. There is no cumulative voting in the election of directors. The number of record holders of our common stock, $0.01 par value, as of August 29, 2013 was [   ].

Quorum

     A quorum is necessary to hold a valid meeting of our stockholders. The required quorum for the transaction of business at the Annual Meeting is one-third of our issued and outstanding shares of common stock as of the Record Date.

     In order to be counted for purposes of determining whether a quorum exists at the Annual Meeting, shares must be present at the Annual Meeting either in person or represented by proxy. Shares that will be counted for purposes of determining whether a quorum exists will include:

1.	shares represented by properly executed proxies for which voting instructions have been given, including proxies which are marked “Abstain” or “Withhold” for any matter;

2.	shares represented by properly executed proxies for which no instruction has been given; and

3.	broker non-votes.

     Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote such shares.

Votes Required

     Proposal One – Election of Directors: Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the votes cast of our shares of common stock is required for the election of our directors. Votes may be cast in favor of the election of directors or withheld. A vote is withheld when a properly executed proxy is marked WITHHOLD for the election of one or more directors. Votes that are withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum. Votes that are withheld will have the same effect as a vote against a director, but broker non-votes will have no other effect on the election of directors. Further, brokers may not cast discretionary “uninstructed” votes in any election of directors.

     Proposal Two – Changes to Certificate of Incorporation, as amended: The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the close of business on the record date is required for the approval of the amendment to our Certificate of Incorporation, as amended, to increase the authorized number of shares of our common stock. Stockholders may vote in favor of or against this proposal, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, and will have the same effect as a vote against this proposal.

     Proposal Three – Appointment of Accountants: The affirmative vote of the holders of a majority of our common stock represented at the Annual Meeting in person or by proxy is required for the ratification of the appointment of our independent registered public accountants. Stockholders may vote in favor or against this proposal, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions constitute voting power present and have the same effect as a vote against this proposal. Broker non-votes do not constitute voting power present and, therefore, have no effect on the vote with respect to this proposal.

     Proposal Four - Executive Compensation: The vote on the compensation of our named executive officers (commonly known as a "say-on-pay" vote) is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The affirmative vote of the holders of a majority of our common stock represented at the Annual Meeting in person or by proxy is required for the non-binding advisory vote on executive compensation. Stockholders may vote in favor or against the proposal or they may abstain. Abstentions constitute voting power present and will have the same effect as a vote against this proposal. Broker non-votes do not constitute voting power present and, therefore, will have no effect on the vote with respect to this proposal.

     Proposal Five - Frequency of Executive Compensation Votes: The vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual meetings of stockholders is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Shareholders may vote to have the say-on-pay vote every year, every two years or every three years. Broker non-votes do not constitute voting power present and, therefore, will have no effect on the vote with respect to this proposal. The option receiving the greatest number of votes (every one, two or three years) will be considered the frequency selected by stockholders.

Stockholder Proposals

     No proposals have been received from any stockholder to be considered at the Annual Meeting.

Other Matters

     It is not expected that any matters other than those referred to in this proxy statement will be brought before the Annual Meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Annual Meeting.

Solicitation of Proxies

     This proxy solicitation is made on behalf of our Board of Directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold as of the Record Date. We will bear the expenses incurred in connection with printing, filing and mailing of this proxy statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of the following persons has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Annual Meeting, except in so far as they may be elected to office:

  each person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year;

  each nominee for election as one of our directors; or

  any associate of any of the foregoing persons.

     None of the above persons has received any extra or special benefit in their capacity as a security holder of the Company.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of August 29, 2013 regarding the beneficial ownership of our common stock by:

  each person who is known by us to beneficially own more than 5% of our shares of common stock; and

  each named executive officer, each director, and all of our directors and executive officers as a group.

     The number of shares beneficially owned and the percentage of shares beneficially owned are based on [114,716,907] shares of common stock outstanding as of August 29, 2013.

     For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following August 29, 2013, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	As of August 29, 2013
Name and Address of Beneficial Owner(1)	Shares		Percent
Named Executive Officers and Directors(2)
Ronald A. Hirsch Chairman	[11,777,234]	(3)	10.1%
Stephen D. Seymour Director	[7,906,350]	(4)	6.8%
Douglas P. Hamilton Director	[200,000]	(5)	0.2%
John F. Cook Director	[1,887,827]	(6)	1.6%
Wayne M. Morrison Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer	[2,238,992]	(7)	2.0%
Directors and Executive Officers as a Group (Five Persons)	[24,110,403]	(8)	20.6%

Notes

(1)

Under Rule 13d–3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on August 29, 2013.

(2)	The address of the executive officers and directors is c/o Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

(3)

On July 18, 2013, Mr. Hirsch made a loan of $89,580.48 to our Company for the purposes of: (a) application by the Company of $77,080.48 to payment in full of the outstanding principal amount and accrued interest to such date under those certain convertible promissory notes issued by the Company to Mr. Hirsch, as lender, on (i) December 29, 2010, in the principal amount of $50,000 and bearing interest at the rate of 10.0% per annum, (ii) July 30, 2012, in the principal amount of $6,250 and bearing interest at the rate of 15.0% per annum, and (iii) July 31, 2012, in the principal amount of $6,250 and bearing interest at the rate of 15.0% per annum; and (b) general working capital purposes. The loan is evidenced by a convertible promissory note dated July 18 2013, bearing interest at 10% per annum, and maturing on July 17, 2014. The unpaid principal and accrued interest outstanding under the note is convertible at the option of Mr. Hirsch at any time prior to the maturity date, in whole and not in part, into common stock at a conversion price of $0.04 per share. The number of shares reported as being beneficially owned by Mr. Hirsch includes 2,265,282 shares of common stock into which the principal and interest as of August 29, 2013 are convertible. Also includes 166,667 shares of common stock that may be acquired pursuant to options exercisable within 60 days.

(4)

On July 18, 2013, Mr. Seymour made a loan of $75,267.12 to our Company for the purposes of: (a) application by the Company of $62,767.12 to payment in full of the outstanding principal amount and accrued interest to such date under a convertible promissory note issued by the Company to Mr. Seymour, as lender, on December 29, 2010, in the principal amount of $50,000 and bearing interest at the rate of 10.0% per annum; and (b) general working capital purposes. The loan is evidenced by a convertible promissory note dated July 18 2013, bearing interest at 10% per annum, and maturing on July 17, 2014. The unpaid principal and accrued interest outstanding under the note is convertible at the option of Mr. Seymour at any time prior to the maturity date, in whole and not in part, into common stock at a conversion price of $0.04 per share. The number of shares reported as being beneficially owned by Mr. Seymour includes 1,903,330 shares of common stock into which the principal and interest as of August 29, 2013 are convertible. Also includes 166,667 shares of common stock that may be acquired pursuant to options exercisable within 60 days, 1,575,000 shares of common stock held by Mr. Seymour as a co–trustee of a trust, and 36,300 shares of common stock owned by his spouse. Mr. Seymour disclaims beneficial ownership of the 36,300 shares of common stock owned by his spouse.

(5)	Includes 200,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days.

(6)

Includes 1,687,827 outstanding shares of common stock, all of which are owned by Tormin Resources Limited, a company owned and controlled by Mr. Cook. Also includes 200,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days.

(7)	Includes 1,963,163 shares of common stock that may be acquired pursuant to options exercisable within 60 days.

(8)

Consists of 2,696,497 shares of common stock that may be acquired pursuant to options, and 625,000 shares of common stock that may be acquired pursuant to the conversion of convertible promissory notes, in each case exercisable within 60 days.

     The following table sets forth, as of August 29, 2013, certain information regarding beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock.

		Common Stock Beneficially Owned
Name and Address Of				Percent of
Beneficial Owner	Title of Class	Number of Shares		Class(1)

Ross J. Beaty 864930 B. C. Ltd. 1550-625 Howe Street Vancouver, B.C. Canada V6C 2T6	Common Stock	[35,203,644]	(2)	30.4%

Riaz Shariff 1704 Al Moosa Tower 1 Sheikh Zayed Road Dubai, U.A.E.	Common Stock	[5,870,000]		5.1%

Notes

(1)	Applicable percentage of ownership is based on [114,716,907] shares of common stock outstanding as of August 29, 2013.

(2)	Includes 953,644 shares of common stock that may be acquired pursuant to warrants exercisable within 60 days.

     We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

     We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

PROPOSAL NUMBER ONE:

ELECTION OF DIRECTORS TO OUR BOARD OF DIRECTORS

Election of Directors

     We propose to elect four directors, each to hold office until each director’s successor is elected and qualified at our next Annual Meeting.

     The persons named in the enclosed proxy will vote for the election of the nominees listed under “Nominees for Election of Directors” below unless you instruct them otherwise, or unless a nominee is unwilling to serve as a director of our Company. Our Board of Directors has no reason to believe that any nominee will be unwilling to serve, but if a nominee should determine not to serve, the persons named in the proxy may vote for another candidate nominated by our Board of Directors.

     The affirmative vote of the holders of a majority of the votes cast of our shares of common stock is required for the election of each nominee as a director. Votes that are withheld will have the same effect as a vote against a director. Our Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors.

Nominees for Election as Directors

     Ronald A. Hirsch, Stephen D. Seymour, Douglas P. Hamilton and John F. Cook, each of whom is a current director, have been nominated by our Board of Directors for election. It is the intention of the persons named in the accompanying form of proxy to vote proxies for the election of these individuals and each of the nominees has consented to being named in this proxy statement and to serve, if elected. In the event that any or all of these individuals should for some reason, presently unknown, become unavailable for election, the persons named in the form of proxy intend to vote for substitute nominees.

Directors and Executive Officers

     The following table provides information regarding our directors (each of whom is a nominee for re-election to our Board of Directors) and executive officers:

Name and Municipality of Residence	Age	Current Office with Nord Resources Corporation	Director Since

Ronald A. Hirsch(1) Laguna Beach, CA	70	Director and Chairman	September 7, 2000

Stephen D. Seymour Baltimore, MD	71	Director	October 15, 2003

Name and Municipality of Residence	Age	Current Office with Nord Resources Corporation	Director Since

Douglas P. Hamilton North Chatham, MA	71	Director	February 15, 2006

John F. Cook Roslin, ON, Canada	73	Director	February 15, 2006

Wayne M. Morrison(2) Tucson, AZ	56	Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer	N/A

Notes

(1)	Mr. Hirsch also held the position of Chief Executive Officer of our Company until February 15, 2006.
(2)

On November 30, 2010, Mr. Morrison was appointed our Chief Executive Officer. Mr. Morrison continues to hold the positions of Secretary and Chief Financial Officer, since his appointment on January 8, 2008.

     The following is a description of the business background of the directors and director nominees of our Company:

Ronald A. Hirsch – Mr. Hirsch has been a director of our Company since September 7, 2000 and Chairman since October 20, 2003. He was also Chief Executive Officer from October 20, 2003 until February 15, 2006. Mr. Hirsch has over 30 years of experience in the investment and corporate finance community. From January 2000 to October 2003, he was the President of Hirsch Enterprises, a private investment firm based in Laguna Beach, California. Until 1997, Mr. Hirsch was Senior Vice President –Investments with Lehman Brothers in New York where he was employed for 20 years and previous to that was with Dean Witter for five years. He holds a bachelor’s degree in economics from Michigan State University and pursued advanced studies in Finance at New York University.

We believe that the following experience, qualifications, attributes and skills possessed by Mr. Hirsch lend themselves to service as a director of our Company:

Executive Management Skills

Experience as Chairman, CEO and Director of our Company since September 2000.

Financial Experience

Experience as President of Hirsch Enterprises from January 2000 to October 2003, a private investment firm based in Laguna Beach, California. Senior Vice President –Investments with Lehman Brothers in New York for 20 years until 1997. Experience as Senior Vice-President – Dean Witter & Company and Option Specialist and Financial Advisor with Thomson McKinnon Auchincloss over five years.

Board Experience

Prior service on our Board of Directors as Chairman since October 20, 2003 and as a member of the Board since September 7, 2000

Stephen D. Seymour – Mr. Seymour was appointed a director of our Company on October 15, 2003. He has over 30 years of experience in sales, marketing and finance. Mr. Seymour has owned and been employed by Rockland Investments since 1986. He spent 15 years with Westinghouse Broadcasting where he was head of all television sales and marketing and a member of the board of the Broadcasting Division. Since 1980, he has specialized in leveraged buy outs, turnaround situations and under managed and undercapitalized ventures. Mr. Seymour holds an undergraduate degree from Rutgers University and an MBA from Columbia University.

We believe that the following experience, qualifications, attributes and skills possessed by Mr. Seymour lend themselves to service as a director of our Company:

Executive Management Skills

15 years of experience with Westinghouse Broadcasting where he was head of all television sales and marketing.

Financial Experience

Owned and employed by Rockland Investments since 1986. Specialized experience in leveraged buy-outs, turnaround situations and under managed and undercapitalized ventures.

Board Experience

Prior service on our Board of Directors since October 15, 2003. Currently serving as Chairman of the Corporate Governance and Nominating Committee. Experience as a Director with Westinghouse’s Broadcasting Division.

Douglas P. Hamilton – Mr. Hamilton has been a director of our Company since February 15, 2006. He has over 30 years of experience in operations and finance in the power generation, automotive and aerospace industries. Mr. Hamilton has been retired since 1997. Prior to his retirement, he was Senior Vice President – Finance and Chief Financial Officer of Barnes Group Inc. (1996–1997) and Vice President – Finance and Control of U.S. Power Generation Businesses for Asea Brown Boveri, Inc. (1993–1996). Prior to that, he held various executive and management positions at United Technologies, Corporation and Ingersoll–Rand Company. Mr. Hamilton holds an AB degree in Engineering Science from Dartmouth College and an MBA in accounting from Columbia University.

We believe that the following experience, qualifications, attributes and skills possessed by Mr. Hamilton lend themselves to service as a director of our Company:

Executive Management Skills

Experience as Senior Vice President – Finance and Chief Financial Officer of Barnes Group Inc. (1996–1997) and Vice President – Finance and Control of U.S. Power Generation Businesses for Asea Brown Boveri, Inc. 1993–1996). Prior to that, he held various executive and management positions at United Technologies Corporation and Ingersoll–Rand Company.

Board Experience

Prior service on our Board of Directors since February 15, 2006. Currently serving as Chairman of the Audit and member of the Corporate Governance and Nominating and Compensation Committees.

John F. Cook – Mr. Cook has been a director of our Company since February 15, 2006. Mr. Cook is the President of Tormin Resources Limited, a private company providing consulting services to the mining industry. He holds a Bachelor of Engineering (Mining), C. Eng UK, and P. Eng Ontario, and brings to Nord more than 45 years of experience in the operations and management of mining companies. Mr. Cook’s positions included Senior Mining and Managing Consultant, RTZ Consultants Ltd. (1974–78), Associate and Principal, Golder Associates Ltd. (1978–83), Senior Project Manager, General Manager, and Vice President Engineering, Lac Minerals Ltd. (1983–90), Vice President Operations, Goldcorp Inc. (1990–94), and Navan Resources Plc, Operations Director (1994–96). Currently, Mr. Cook serves as the President of Firebird Resources. He is also a director of Aldridge Minerals Inc., Strategic Resources, Caracara Silver Inc., and Cerro Resources NL.

We believe that the following experience, qualifications, attributes and skills possessed by Mr. Cook lend themselves to service as a director of our Company:

Executive Management Skills

Experience as President of Tormin Resources Limited, a private company providing consulting services to the mining industry, past Chairman of Wolfden Resources and Premier Gold Mines Limited, past President of San Anton Resources Corporation and current President of Firebird Resources Inc. Past and present directorships of several companies.

Board Experience

Prior service on our Board of Directors since February 15, 2006. Currently serving as Chairman of the Compensation Committee and as a member of the Audit and Corporate Governance and Nominating Committees.

Operational and Industry Expertise

Experience as a Senior Mining and Managing Consultant, RTZ Consultants Ltd. (1974–78), Associate and Principal, Golder Associates Ltd. (1978–83), Senior Project Manager, General Manager, and Vice President Engineering, Lac Minerals Ltd. (1983–90), Vice President Operations, Goldcorp Inc. (1990–94), and Operations Director, Navan Resources Plc (1994–96).

     The following is a description of the business background of the executive officer of our Company:

Wayne M. Morrison – Mr. Morrison was appointed Chief Executive Officer on November 30, 2010. Mr. Morrison continues to act as our Chief Financial Officer, a position he has held since January 8, 2008. Prior to that, he served as our Controller from December 3, 2007 to January 8, 2008. Prior to joining our Company, Mr. Morrison was Vice President, Finance and Administration of AmpliMed Corp., a privately–held biotech company, from March 2005 until December 2007. From February 2002 to October 2004, Mr. Morrison held the position of Vice President and Chief Financial Officer of Fastrac 24/7, a privately–held information processing company, and from October 1997 to January 2002, he was President of Par One Golf Ventures, a privately–held golf promotion company. Mr. Morrison’s experience also includes past employment as a Certified Public Accountant with PricewaterhouseCoopers for four years. He earned a Bachelor of Science Degree in Accounting from the University of Delaware and an MBA from the Kenan–Flagler Business School of the University of North Carolina.

Significant Employees

     We do not have any significant employees other than our executive officer.

Family Relationships

     None of our directors or our executive officer is related.

Meetings of Directors During the Last Fiscal Year

     Our Board of Directors held one meeting during the fiscal year ended December 31, 2012. Each director attended at least 75% of the aggregate of: (i) the total number of board meetings held while he was a director; and (ii) the total number of meetings held by committees on which he served during the periods that he served. The balance of formal director actions were taken by way of consent resolutions adopted by our Board of Directors in accordance with the Delaware General Corporation Law, supplemented by informal conference calls among our Board of Directors.

     The Company does not have a formal policy with respect to director attendance at annual stockholders meetings, however, all directors are encouraged to attend. A total of 4 directors from the Board of Directors as it was comprised at the time attended the annual stockholders meeting last year.

Board Independence

     The Board of Directors has determined that Douglas P. Hamilton, John F. Cook and Stephen Seymour each qualify as independent directors under the listing standards of the NYSE MKT Equities Exchange.

Committees of the Board of Directors

     Our Board of Directors currently has four board committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and Environmental, Safety and Health Committee. The Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee were established in February 2006; the Environmental, Safety and Health Committee was established in March 2011.

     The following provides information regarding each of the Company’s board committees and summarizes the functions of each of the committees.

Audit Committee

     Our Audit Committee is comprised of Douglas P. Hamilton and John F. Cook, each of whom qualifies as an independent director under the listing standards of the NYSE MKT Equities Exchange. Douglas P. Hamilton is the Chairman of the Audit Committee and our Board of Directors has determined that he satisfies the criteria for an audit committee financial expert under Item 407(d)(5) of Regulation S–K of the rules of the Securities and Exchange Commission. Each Audit Committee member is able to read and understand fundamental financial statements, including our consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows.

     The Audit Committee meets with management and our external auditors to review matters affecting our financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee reviews our significant financial risks, is involved in the appointment of senior financial executives, and annually reviews our insurance coverage and any off–balance sheet transactions.

     The Audit Committee is mandated to monitor the audit and preparation of our consolidated financial statements and to review and recommend to the Board of Directors all financial disclosure contained in our public documents. The Audit Committee is also mandated to appoint our external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to the Audit Committee and to the Board of Directors. The Audit Committee and Board of Directors each have the authority to terminate the external auditor’s engagement (subject to confirmation by our stockholders). The Audit Committee also approves in advance any permitted services to be provided by the external auditors which are not related to the audit.

     Our Company provides appropriate funding as determined by the Audit Committee to permit the Audit Committee to perform its duties and to compensate its advisors. The Audit Committee, at its discretion, has the authority to initiate special investigations, and if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Audit Committee to fulfill its duties.

     The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee charter was attached as an exhibit to our proxy statement for the 2012 annual meeting of shareholders. Although the Audit Committee Charter contemplates the appointment of internal auditors, none have been appointed given the nature of the Company’s operations at the current stage of its development, and the internal audit function is undertaken by senior management.

     The Audit Committee discharged its mandate in respect of the financial year ended December 31, 2012, including the review and recommendation to the Board in respect of all financial disclosure contained in our company’s public documents.

     The Audit Committee held 4 meetings during the year ended December 31, 2012, and also acted through the adoption of written consent resolutions as permitted under the Delaware General Corporation Law and our company’s Amended and Restated Bylaws.

Report of the Audit Committee

     The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2012 with the Company’s management. In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm, Mayer Hoffman McCann P.C., the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by Public Accounting Oversight Board Rule No. 3526, Communications with Audit Committees Concerning Independence, and has discussed, with Mayer Hoffman McCann P.C., their independence. The Audit Committee considered the compatibility of non-audit services with the auditors’ independence. Based on the discussions and reviews referenced above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Audit Committee has selected Mayer Hoffman McCann P.C. to serve as the Company’s Independent Registered Public Accounting Firm for the year 2013.

     The Audit Committee of the Board of Directors of Nord Resources Corporation:

Douglas P. Hamilton (Chairman)
John F. Cook

Compensation Committee

     The Compensation Committee of our Board of Directors is comprised of Douglas P. Hamilton and John F. Cook, each of whom qualifies as an independent director under the listing standards of the NYSE MKT Equities Exchange. John F. Cook is the Chairman of the Compensation Committee. The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of directors, executive officers and providing advice on compensation structures in the various jurisdictions in which our Company operates. In addition, the Compensation Committee reviews our overall salary objectives and any significant modifications made to employee benefit plans, including those applicable to directors and executive officers, and proposes any awards of stock options and incentive and deferred compensation benefits.

     The Compensation Committee operates pursuant to a written charter, adopted by the Board of Directors in March 2008. The Compensation Committee did not hold any meetings during the year ended December 31, 2012.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee is comprised of Stephen Seymour, Douglas P. Hamilton and John F. Cook. Mr. Seymour is the Chairman of the Corporate Governance and Nominating Committee. Each of Mr. Seymour, Mr. Hamilton and Mr. Cook qualifies as an independent director under the listing standards of the NYSE MKT Equities Exchange. The Corporate Governance and Nominating Committee is responsible for developing our approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for the succession of our Company, including recommending director candidates, review of board procedures, size and organization, and monitoring of senior management with respect to governance issues. The Committee is responsible for the development and implementation of corporate communications to ensure the integrity of our disclosure controls and procedures, internal control over financial reporting and management information systems. The purview of the Corporate Governance and Nominating Committee also includes the administration of our Board of Directors’ relationship with our management.

     The Corporate Governance and Nominating Committee identifies individuals believed to be qualified to become board members and recommends individuals to fill vacancies. There are no minimum qualifications for consideration for nomination to be a director of our Company. The Committee will assess all nominees using the same criteria. In nominating candidates, the Committee takes into consideration such factors as it deems appropriate, including judgment, experience, skills and personal character, as well as the needs of our Company. The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, and historically has not considered diversity as a major criterion for identifying director nominees.

     The Corporate Governance and Nominating Committee has performed a review of the experience, qualifications, attributes and skills of our Company’s current directors who are nominated for reelection, and believes that such persons possess a variety of complementary skills and characteristics, including the following:

  personal characteristics, including leadership, character, integrity, accountability, sound business judgment and personal reputation;

  successful business or professional experience;

  various areas of expertise or experience, including financial, strategic and general management;

  willingness and ability to commit the necessary time to fully discharge the responsibilities of a director in connection with the affairs of the Company; and

  a demonstrated commitment to the success of the Company.

     For a discussion of the specific backgrounds and qualifications of our current directors and nominees, see “Proposal 1 — Election of Directors” in this Proxy Statement.

     The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders if such recommendations are made in writing to the Committee and will evaluate nominees for election in the same manner whether the nominee has been recommended by a stockholder or otherwise. To recommend a nominee, please write to the Corporate Governance and Nominating Committee c/o Nord Resources Corporation, Attn: Secretary, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

     The Corporate Governance and Nominating Committee operates pursuant to a written charter adopted by the Board of Directors in October 2008.

     The Corporate Governance and Nominating Committee did not hold any meetings during the year ended December 31, 2012.

Environmental, Safety and Health Committee

     The Environmental, Safety and Health Committee of our Board of Directors is comprised of John F. Cook and Stephen D. Seymour. The Environmental, Safety and Health Committee is responsible for reviewing and making recommendations on policies and procedures related to environmental, safety and health issues in its mining operations.

     The Environmental, Safety and Health Committee operates pursuant to a written charter, adopted by the Board of Directors in March 2011.

     The Environmental, Safety and Health Committee did not hold any meetings during the year ended December 31, 2012.

Stockholder Communications

     Stockholders may contact an individual director, the Board of Directors as a group, or a specified board committee or group, including the non-employee directors as a group, either by: (a) writing to Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705, Attn: Board of Directors; or (b) sending an e-mail message to info@nordresources.com.

     Our Secretary will conduct an initial review of all such stockholder communications and will forward the communications to the persons to whom it is addressed, or if no addressee is specified, to the appropriate committee of the Board of Directors or the entire Board of Directors depending on the nature of the communication. Such communications will be assessed by the recipients as soon as reasonably practical taking into consideration the nature of the communication and whether expedited review is appropriate.

Code of Ethics

     We have a Code of Ethics that applies to all directors and officers. This code summarizes the legal, ethical and regulatory standards that must be followed and is a reminder to the directors and officers of the seriousness of that commitment. Compliance with this Code of Ethics and high standards of business conduct is mandatory for each director and officer. As adopted, the Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	compliance with applicable governmental laws, rules and regulations;

3.	the prompt internal reporting of violations of the Code of Ethics to the appropriate person or persons identified in the Code of Ethics; and

4.	accountability for adherence to the Code of Ethics.

     Our Company will provide a copy of the Code of Ethics to any stockholder without charge, upon request. Requests can be sent to: Nord Resources Corporation, at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

Involvement in Certain Legal Proceedings

     Except as disclosed in this proxy statement, during the past ten years none of the following events have occurred with respect to any of our directors or executive officers:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i.	Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

     On September 23, 2009, Sandab Communications LP II filed for Chapter 11 protection in the New England District Court. Sandab owns and operates four radio stations. During 2010, Sindab Communications LP II emerged from bankruptcy with all liabilities due to any government agency paid in full. The president of the General Partner is Stephen D. Seymour who is also a director of our Company

     There are currently no legal proceedings to which any of our directors or officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

Certain Relationships and Related Transactions

     Since the beginning of our last fiscal year, none of our directors, officers or principal stockholders, nor any associate or affiliate of the foregoing, have any material interest, direct or indirect, in any transaction, or in any proposed transaction, in which our Company was or is to be a participant and in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year–end for the last two completed fiscal years.

Compensatory Arrangements

     Other than compensatory arrangements described under “Executive Compensation,” we have no other transactions, directly or indirectly, with our promoters, directors, senior officers or principal stockholders, which have materially affected or will materially affect us.

Conflicts of Interest

     To our knowledge, and other than as disclosed in this proxy statement, there are no known existing or potential conflicts of interest among us, our promoters, directors and officers, or other members of management, or any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Based on our review of the reports furnished to us by our officers, directors and greater than ten percent stockholders, during the fiscal years ended December 31, 2012 and 2011, all such reports were timely filed, except as follows:

Reporting Person	No. of Late Reports During the Fiscal Year Ended December 31, 2012	No. of Late Reports During the Fiscal Year Ended December 31, 2011
Ronald Hirsch	3	1
Wayne Morrison	Nil	Nil
Douglas Hamilton	Nil	1
Stephen Seymour	Nil	1
John Cook	Nil	1
Geologic Resource Partners, LLC	Nil	Nil
Ross Beaty	1	Nil

EXECUTIVE COMPENSATION

Summary Compensation Table

     Particulars of compensation awarded to, earned by or paid during the last two fiscal years to:

(a)	the person(s) serving as our company’s principal executive officer during the year ended December 31, 2012;

(b)

each of our company’s two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the year ended December 31, 2012, and whose total compensation exceeds $100,000 per year; and

(c)

individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our Company at the end of the year ended December 31, 2012;

(individually a “named executive officer” and collectively, the “named executive officers”) are set out in the summary compensation table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non– Equity Incentive Plan Compen– sation ($)	Non– qualified Deferred Compen– sation Earnings ($)	All Other Compen– sation ($)	Total ($)
Ronald A. Hirsch Chairman	2012 2011	23,077(2) 147,596(3)	– –	– –	– –	– –	– –	– –	23,077 147,596
Wayne M. Morrison Chief Executive and Chief Financial Officer, Secretary and Treasurer	2012 2011	182,692(4) 250,000	– –	– –	– 156,870	– –	– –	15,529(5) 7,892(6)	198,221 414,762

Notes:

(1)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2012 and 2011 financial years for the fair value of stock options granted to each Named Executive Officer. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service–based vesting conditions. For additional information on the valuation assumptions with respect to the options, refer to Note 17 under the heading “Stock–Based Compensation” in our consolidated financial statements.

(2)	Amount excludes $76,923 of deferred pay which is payable to the Named Executive Officer when the Company is in the financial position to do so.

(3)	Amount includes the receipt of 82,418 shares of Nord common stock valued at $11,538 in lieu of cash compensation and $26,442 in cash compensation earned in 2010.

(4)	Amount excludes $67,308 of deferred pay which is payable to the Named Executive Officer when the Company is in the financial position to do so.

(5)	Amount includes $4,605 in Company contribution to the Named Executive Officer’s 401(K) Retirement Plan and $10,928 in medical insurance reimbursement.

(6)	Amount includes $4,395 in Company contribution to the Named Executive Officer’s 401(K) Retirement Plan and $3,497 in medical insurance reimbursement.

Outstanding Equity Awards as of December 31, 2012

     The following table summarizes the outstanding equity awards as of December 31, 2012 for each of our named executive officers:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald A. Hirsch	100,000 66,667	N/A N/A	N/A N/A	$0.68 $0.09	6/11/2017 11/26/2013	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Wayne M. Morrison	166,667 500,000 500,000 796,496	N/A N/A N/A 398,247	N/A N/A N/A N/A	$0.09 $0.14 $0.16 $0.12	11/26/2013 10/25/2015 3/14/2016 8/29/2016	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A

Equity Compensation Plans

     We have adopted a stock incentive plan (which includes a subpart governing deferred stock units in lieu of the DSU Plan) (the “2006 Stock Incentive Plan”) which was approved by our stockholders at our Annual General Meeting held on October 18, 2006. Amendments to the 2006 Stock Incentive Plan were approved by our stockholders at our Annual General Meeting held on October 15, 2008. The amendments have been incorporated into an Amended and Restated 2006 Stock Incentive Plan (the “Amended and Restated 2006 Stock Incentive Plan”) which has been filed with the SEC.

     A total of 11,000,000 shares of common stock were reserved for issuance under all awards that may be granted under the Amended and Restated 2006 Stock Incentive Plan. “Eligible Participants” who are entitled to participate in the Amended and Restated 2006 Stock Incentive Plan consist of employees, directors and consultants of (a) our Company or (b) any of the following entities: (i) any “parent corporation” as defined in section 424(e) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) any “subsidiary corporation” as defined in section 424(f) of the Code; or (iii) any business, corporation, partnership, limited liability company or other entity in which our Company, a parent corporation or a subsidiary corporation holds a substantial ownership interest, directly or indirectly.

     The Amended and Restated 2006 Stock Incentive Plan provides for the granting to Eligible Participants of such incentive awards (each, an “Award”) as the administrator of the Amended and Restated 2006 Stock Incentive Plan (the “Administrator”) may from time to time approve. The Amended and Restated 2006 Stock Incentive Plan includes the following provisions:

(a)	the Administrator will be a Committee of the Board of Directors of our Company appointed to act in such capacity, or otherwise, the Board of Directors itself;

(b)	each Award will be subject to a separate award agreement (an “Award Agreement”) to be executed by our Company and the Grantee, which shall specify the term of the Award; and

(c)

subject to applicable laws, including the rules of any applicable stock exchange or national market system, the Administrator will be authorized to grant any type of Award to an Eligible Participant (a “Grantee”) that is not inconsistent with the provisions of the plan, and the specific terms and provisions of which are set forth in an Award Agreement, and that by its terms involves or may involve the issuance of: (i) shares of common stock, (ii) a stock option, (iii) a stock appreciation right entitling the Grantee to acquire such number of shares of common stock or such cash compensation as will be determined by reference to any appreciation in the value of our Company’s common stock, (iv) restricted stock issuable for such consideration (if any) and subject to such restrictions as may be established by the Administrator, (v) unrestricted stock issuable for such consideration (if any) on such terms and conditions as may be established by the Administrator, (vi) restricted stock units, subject to such restrictions as may be imposed by the Administrator, and represented by notional accounts maintained in the respective names of the Grantees that are valued solely by reference to shares of common stock of our Company and payable only in shares after the restrictions have lapsed, (vii) deferred stock units issuable to eligible directors in lieu of certain eligible remuneration otherwise payable in shares of common stock, subject to settlement in accordance with the terms and conditions of the Award and represented by notional accounts maintained in the respective names of the Grantees, (viii) dividend equivalent rights, which are rights entitling the Grantee to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock, (ix) any other security with the value derived from the value of our Company’s common stock, or (x) any combination of the foregoing.

     Any Award that is subject to a restriction will become fully exercisable only as set forth in the applicable Award Agreement. Nevertheless, the Amended and Restated 2006 Stock Incentive Plan provides the Administrator with the sole discretion, at any time, to declare any or all Awards to be fully or partially vested and exercisable, provided that the Administrator does not have the authority to accelerate or postpone the timing of payment or settlement with respect to Awards subject to Section 409A of the Code in a manner that would cause the Awards to be subject to certain related interest and penalty provisions. The Administrator may discriminate among Eligible Participants or among Awards in exercising such discretion.

     The Amended and Restated 2006 Stock Incentive Plan has specific provisions which apply to grants of Awards intended to qualify as “performance–based compensation”, as defined under section 162(m) of the Code, to any employees who are “covered employees” for the purposes of section 162(m)(3) of the Code.

     Under the Amended and Restated 2006 Stock Incentive Plan, stock options may be granted as either incentive stock options under section 422 of the Code and the related regulations, or as non–incentive stock options under section 83 of the Code. As of December 31, 2012, we have granted a total of 9,704,243 non–qualified stock options and 200,000 incentive stock options under the Amended and Restated 2006 Stock Incentive Plan. In addition, 4,657,413 previously issued non–qualified stock options have been cancelled.

     Historically, we have also granted non–qualified stock options under individual compensation arrangements, which have been authorized by our board of directors. Such options have been granted outside of, and therefore were not subject to, the Amended and Restated 2006 Stock Incentive Plan.

     There were 4,438,494 stock options outstanding at December 31, 2012, all of which have been issued pursuant to the Company’s 2006 Stock Incentive Plan. The outstanding options expire at various dates from 2013 to 2017.

     To date, certain equity–based fees have been paid to our non–executive directors in the form of awards issued pursuant to our Company’s Amended and Restated 2006 Stock Incentive Plan. The non–executive directors have limited rights, exercisable within applicable time limits, to elect to have any percentage of such awards, and any percentage of cash fees, payable in deferred stock units (“DSUs”). Each of our non–executive directors exercised such rights in respect of the equity–based fees payable to him for services rendered during the year ended December 31, 2012. As of December 31, 2012, we had granted a total of 5,403,797 DSUs under the Amended and Restated 2006 Stock Incentive Plan. An additional 1,193,182 DSUs were granted in January 2013 in respect of services rendered during the quarter ended December 31, 2012; immediately after such grant, a total of 4,382,900 shares of common stock were reserved for issuance in connection with DSUs granted under the Amended and Restated 2006 Stock Incentive Plan.

     The following table provides a summary of the number of stock options and DSUs outstanding under equity compensation plans outstanding as at December 31, 2012.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	8,821,394(1)	0.18(3)	349,373
Total(2)	8,821,394(1)	0.18(3)	349,373

Notes:

(1)

Includes 4,438,494 shares of common stock reserved for issuance in connection with stock options granted under the Amended and Restated 2006 Stock Incentive Plan, and 4,382,900 shares of common stock reserved for issuance in connection with DSUs granted to our Company’s non– executive directors under the Amended and Restated 2006 Stock Incentive Plan. A total of 1,193,182 deferred stock units were not issued until January 2013, but are included in this table as they were issued to our non–executive directors in respect of services rendered during the quarter ended December 31, 2012.

(2)

Includes certain options granted to executive officers pursuant to employment agreements described in more detail under the caption “Employment Contracts and Termination of Employment and Change–In–Control Arrangements.”

(3)	The deferred stock units are disregarded for purposes of calculating the weighted average exercise price of outstanding options.

Compensation of Directors

     The following table summarizes the compensation of our Company’s directors for the year ended December 31, 2012:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	Option Awards ($)(3)	Non–Equity Incentive Plan Compen– sation ($)	Non–qualified Deferred Compen– sation Earnings ($)	All Other Compen– sation ($)	Total ($)
Doug Hamilton	–	40,000(4)	–	–	–	–	40,000
Stephen Seymour	–	32,500(4)	–	–	–	–	32,500
John Cook	–	32,500(4)	–	–	–	–	32,500

Notes:

(1)	Ronald Hirsch a member of our Board of Directors is a Named Executive Officer and did not receive any compensation as a director that has not been disclosed in the summary compensation table above.

(2)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2012 fiscal year for the fair value of deferred stock units, or DSUs, granted in 2012. Fair value is calculated using the average of the high and low price of our stock on the trading day prior to the date of grant. The outstanding DSUs for the directors at December 31, 2012 are as follows: Douglas Hamilton (1,989,416 DSUs), Stephen Seymour (1,602,763 DSUs), and John Cook (790,721 DSUs).

(3)	This column represents the fair value of the options awarded in 2012. Pursuant to SEC rules, the amount shown excludes the impact of estimated forfeitures related to service based vesting conditions.

(4)	Fair value of deferred stock units issued pursuant to our Company’s Amended and Restated 2006 Stock Incentive Plan.

     The Board of Directors has approved a compensation structure for our non–executive directors which is designed to fairly pay non–executive directors for work required while aligning the interests of the non–executive directors with the long–term interests of stockholders.

     Non–executive directors are entitled to receive a $25,000 annual retainer, with an additional $15,000 payable annually to the Chairman of the Audit Committee and $7,500 payable annually to the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee. All of these fees are payable in stock, restricted stock, restricted stock units, or such other equity–based compensation as the Board of Directors determines.

     To date, the equity–based fees have been payable in shares of our common stock pursuant to our Amended and Restated 2006 Stock Incentive Plan. The non–executive directors have limited rights, exercisable within applicable time limits, to elect to have any percentage of such awards, and any percentage of cash fees, payable in DSUs. Each of our non–executive directors exercised such rights in respect of the equity–based fees payable to him for 2012 and 2011. Accordingly, all retainer fees paid during 2012 and 2011 were paid in DSUs. The DSUs are subject to the Amended and Restated 2006 Stock Incentive Plan. DSUs are awarded on a quarterly basis at the end of March, June, September and December, or as otherwise determined by the administrator of the Amended and Restated 2006 Stock Incentive Plan. The number of DSUs awarded each quarter is calculated by dividing the total fees payable to each director for that quarter by the fair market value of our common stock, determined in accordance with the Amended and Restated 2006 Stock Incentive Plan. Each DSU is the economic equivalent of one share of our common stock. The DSUs will be converted into shares of common stock upon the director’s termination of service, or as otherwise provided in their individual deferral election.

     During 2012, Douglas Hamilton, the Chairman of our Audit Committee, received 973,195 deferred stock units; John Cook, the Chairman of our Compensation Committee, received 790,721 deferred stock units; and Stephen Seymour, the Chairman of our Corporate Governance and Nominating Committee received 790,721 deferred stock units. During 2012, 310,977 DSUs issued to John Cook were converted into common shares. The deferred stock units are subject to the Amended and Restated 2006 Deferred Stock Unit Plan.

     We did not pay cash fees to our non–executive directors during the year ended December 31, 2012. As of December 31, 2012, the Company owed John Cook $1,500 in fees.

Employment Contracts and Termination of Employment and Change–In–Control Arrangements

Ronald Hirsch

     Ronald Hirsch serves as Chairman of our Board of Directors pursuant to an executive employment agreement dated January 2, 2004. The executive employment agreement originally governed the terms of Mr. Hirsch’s employment as our Chief Executive Officer, until his resignation from that position effective February 15, 2006. The original term of this executive employment agreement was for three years, expiring on January 2, 2007. The executive employment agreement has been renewed until January 2, 2014, and is subject to automatic renewals for successive one year periods unless cancelled by either of the parties.

     The executive employment agreement provides that, absent a change in control, if we were to terminate Mr. Hirsch for any reason not for cause (other than due to death or disability), we would have to pay to Mr. Hirsch: (i) his accrued unpaid salary, bonuses and expenses, if any; (ii) his base salary for 12 months; and (iii) his health insurance premiums until the earlier of the expiration of 12 months and the date he is eligible for similar health benefits with another employer. Following a change in control, in the event we were to terminate Mr. Hirsch for any reason other than for death, disability or cause, we would be required to pay Mr. Hirsch all accrued unpaid salary, bonuses, and expenses, a lump sum equal to three times his annual base salary, and we would be required to pay for his health, medical, and disability insurance premiums for a period of 18 months. Mr. Hirsch may also elect to terminate his employment following a change of control and receive these payments.

     Effective October 18, 2006, we entered into an agreement amending our executive employment agreement with Mr. Hirsch, pursuant to which we have paid Mr. Hirsch all of his accrued consulting fees for services provided by him to our Company between May 1, 2001 and October 19, 2003, and all of his accrued and unpaid salary (See “Certain Relationships and Related Transactions – Compensatory Arrangements”). As described in more detail below, the amended executive employment agreement contains certain provisions that will apply if our Company becomes a party to a “Significant Transaction,” which is defined to mean a significant transaction in which: (i) any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of our Company representing or convertible into 51% or more of the common stock of our Company; or (ii) there is a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of our Company or of assets of our Company valued at $12,000,000 or greater.

     Our amended executive employment agreement with Mr. Hirsch provides, among other things, that:

  Mr. Hirsch’s base salary in his capacity as Chairman from February 15, 2006, to February 15, 2007 continued at the original level provided for in his executive employment agreement of $200,000 per annum, and was reduced to $100,000 per annum thereafter.

  If our Company enters into an agreement with respect to a Significant Transaction which is accompanied by a change of majority ownership of our Company, Mr. Hirsch will voluntarily resign as Chairman effective immediately prior to the completion of the Significant Transaction.

  In the event that Mr. Hirsch ceases to be employed by our Company (other than by way of termination for cause) in connection with the completion of a Significant Transaction, other than one which is accompanied by a change of majority ownership of our Company, we must provide to Mr. Hirsch certain payments and benefits set forth in the executive employment agreement – subject to execution and delivery by Mr. Hirsch to our Company of a mutual and general release of claims – including the payment to Mr. Hirsch of an amount equal to three times his annual base salary in a lump sum within 60 days following termination of employment.

  In the event of the completion of a Significant Transaction which is accompanied by a change of majority ownership of our Company, Mr. Hirsch will not be entitled to receive the lump sum payment equal to three times his annual base salary.

Wayne Morrison

     Wayne Morrison was appointed as our Company’s Chief Executive Officer effective November 30, 2010 upon the resignation of Randy Davenport who resigned to take a position with another firm. Mr. Morrison continues to serve as our Company’s Chief Financial Officer, a position he has held since January 8, 2008. Our Company and Mr. Morrison are parties to a letter agreement dated December 3, 2007, whereby Mr. Morrison was offered the position of Controller of our Company, effective December 1, 2007, with a view toward Mr. Morrison’s appointment as Vice President and Chief Financial Officer upon confirmation of acceptability of Mr. Morrison as an executive officer from the Toronto Stock Exchange.

     Effective January 19, 2011, we entered into an amended and restated executive employment agreement with Mr. Morrison to cover his duties and responsibilities as our Chief Executive and Chief Financial Officer. Mr. Morrison has agreed to perform the duties and responsibilities set out in the agreement, as well as those duties that our Board of Directors may from time to time reasonably determine and assign.

     In consideration for Mr. Morrison’s services, we have agreed to:

  to pay Mr. Morrison an annual salary in the amount of $250,000;

  continue to provide Mr. Morrison with bonuses from time–to–time as determined by our compensation committee; and

  continue to allow Mr. Morrison to participate in our Amended and Restated 2006 Stock Incentive Plan, our Performance Incentive Plan, and such other plans that may from time to time be adopted by our Company during the term of employment to compensate or provide incentives to qualifying senior executives of our Company.

     The executive employment agreement contains certain provisions that will apply if Mr. Morrison resigns or is terminated without cause following a change of control of our Company, including the following:

  we will pay Mr. Morrison an amount equal to $600,000 in a lump sum within 60 days;

  if Mr. Morrison elects continuation of coverage of medical and dental benefits under the United States Consolidated Omnibus Budget Reconciliation Act of 1985, we will pay 100% of the premiums for the first 18 months of coverage; and

  we will pay the premiums necessary for continuation of any supplemental disability policy or, at the election of our Company, a lump sum amount equal to the aggregate premiums to be paid on such a policy, in either case for a period of 12 months.

     Mr. Morrison’s term of employment under the executive employment agreement will end on January 18, 2014. The executive employment agreement is subject to automatic extension for successive periods of one additional year unless either our Company or Mr. Morrison provides written notice of an intention not to renew the agreement no later than 90 days prior to the end of the then–current term of the agreement.

     The executive employment agreement provides that we may terminate Mr. Morrison’s employment without cause, in which event:

  Mr. Morrison will be entitled to continue to receive his base salary for 24 months (the “Morrison Severance Term”); and

  if Mr. Morrison is eligible for and elects to continue his health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, following the date of his termination, we will pay the premiums until the earlier of (a) the expiration of the Morrison Severance Term, or (b) the date on which Mr. Morrison commences employment with another employer who provides health insurance benefits at least as favorable as those provided by us.

     Effective August 30, 2011 (the “Addendum Effective Date”), the Company and Mr. Morrison have entered into an Addendum (the "Addendum") to Mr. Morrison's Amended and Restated Executive Employment Agreement, pursuant to which the following changes have been made to Mr. Morrison's Executive Employment Agreement:

  Additional Bonus. The Company shall pay Mr. Morrison an additional bonus in the amount of $300,000 at the same time and under the same terms and conditions as provided in that Section 4(e) of the Executive Employment Agreement. Section 4(e) of the Executive Employment Agreement provides that, among other things, Mr. Morrison is entitled to a bonus under the Company's 2010/2011 Bonus Program equal to 50% of his base salary upon the receipt by the Company of sufficient funds to (i) restructure the Company's existing debt under the secured term-loan credit facility provided by Nedbank, and under the Copper Hedge Agreement with Nedbank Capital, and (ii) construct Leach Pad 5.

  Health Insurance and Benefits. If Mr. Morrison elects not to participate in the Company's health insurance plan, the Company shall pay to Mr. Morrison, on a monthly basis, an amount equal to the monthly premium payment the Company would pay to provide health insurance for Mr. Morrison and his family under the Company's health insurance plan. Such amount shall be paid in accordance with the Company's usual payroll.

  Life Insurance. The Company shall pay for and provide to Mr. Morrison a ten-year term life insurance policy with a death benefit in the amount of $3,000,000.00, insuring the life of Mr. Morrison as the insured thereunder.

  Disability Insurance. The Company shall pay for and provide to Mr. Morrison a disability insurance policy in the highest amount for which Mr. Morrison is able to qualify in accordance with the underwriting requirements of the insurer issuing the disability insurance policy.

     In addition, the Addendum provides that the Company shall grant to Mr. Morrison that number of additional non-qualified common stock share purchase options (the "Additional Options"), having a value of $100,000 as of the Addendum Effective Date, as determined in accordance with the Black-Scholes method of valuation, with a duration of five (5) years, pursuant to the Company's Amended and Restated 2006 Stock Incentive Plan. The Company has issued a total of 1,194,743 Additional Options, each exercisable at an exercise price of $0.12 per share. One-third of the Additional Options vested as of the Addendum Effective Date, one-third of the Additional Options vested on the first anniversary of the Addendum Effective Date, and the final one-third of the Additional Options shall vest on the second anniversary of the Addendum Effective Date.

2012 Bonus Plan

     In June 2012, we replaced the 2010-2011 Bonus Plan with the 2012 Bonus Plan, for the purpose of retaining and providing an incentive to certain key employees other than Mr. Morrison involved in recapitalizing the Company, in the construction of the new pads, and the restart of mining operations at the Johnson Camp Mine. Should all of these milestones be achieved in accordance with the 2012 Bonus Plan, a total of $461,000 would be paid out to the participants.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES SET FORTH ABOVE

PROPOSAL NUMBER TWO:

APPROVAL OF AMENDMENT TO AMENDED CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

     The stockholders are being asked to approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 400,000,000 to 600,000,000. On August [21], 2013, the Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting. A copy of the proposed amendment to our Certificate of Incorporation effecting the increase in our authorized shares is attached hereto as Exhibit A. The Board of Directors determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders.

     If this proposed amendment is approved by the stockholders, the Board of Directors may proceed to file the amendment at any future time, thereby making the increase in authorized capital effective. The Board of Directors may, in its discretion, abandon the amendment to increase the authorized capital at any future time. If stockholder approval is obtained and the Board of Directors determines that it is in the best interests of the Company and its stockholders to proceed with the increase in authorized capital, the Board of Directors will, at its discretion, file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation increasing the Company’s authorized capital as set forth in this proposal.

     The Certificate of Incorporation currently authorizes the issuance of up to 400,000,000 shares of stock, of which 400,000,000 shares are designated as common stock, $.01 par value per share. Of the 400,000,000 shares of common stock currently authorized, as of the close of business on August 29, 2013, there were [114,716,907] shares of common stock issued and outstanding. In addition, as of August 29, 2013, the Company has reserved up to [11,000,000] shares of common stock for issuance pursuant to outstanding options and common stock purchase warrants.

Reasons for Increase

     As disclosed in our Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2013, as filed with the SEC on August 14, 2013, we are currently in default under our $25,000,000 Credit Agreement with Nedbank, our Copper Hedge Agreement with Nedbank Capital and our note payable with Fisher Industries, our mining contractor and largest unsecured trade creditor, who converted approximately $8.2 million of payables to a two-year unsecured note bearing interest on the outstanding principal at the rate of 6% per annum, which matured on July 31, 2012. As of June 30, 2013:

  the full amount of the outstanding principal under the Nedbank Credit Agreement of $23,257,826 (unaudited) was included in the Company’s current liabilities on the condensed consolidated balance sheets, and $8,863,887 (unaudited) of related interest was included within accrued interest;

  the amount due to Nedbank Capital related to settlement payments outstanding under the Copper Hedge Agreement was $16,106,691 (unaudited) and was included in current liabilities; and

  the total principal balance on Fisher Industries’ note of $6,164,964 (unaudited) was included in current liabilities, and $410,899 (unaudited) of related interest was included within accrued interest.

     Nedbank, Nedbank Capital and Fisher Industries have not exercised their respective rights to note us in default. However, our Company’s continuation as a going concern is dependent upon our ability to refinance the obligations under the Credit Agreement with Nedbank, our Copper Hedge Agreement with Nedbank Capital and our note payable to Fisher Industries, raise approximately $20 million dollars in additional capital, and on our ability to produce copper to sell at a level where our Company becomes profitable and generates cash flows from operations, all of which is uncertain. Although we have continued to produce copper through the residual leaching of ore already in place on our existing pads following the suspension of our mining and crushing operations in July 2010, we expect that the production level will continue to steadily decline until the resumption of mining and crushing operations, which we anticipate will require us to seek additional financing from time to time in order for us to meet our current obligations.

     Given our financial difficulties, we have little or no capital to deploy in response to unforeseen adverse changes in market conditions or operational problems that may arise from time to time. As a result, our residual leaching and solvent extraction/electro-winning operations are particularly vulnerable to risk factors such as a material drop in copper prices, a material increase in the cost of sulfuric acid, or a material drop in our copper recovery rates (for example, due to heavy rainfall which could negatively impact our leaching efficiencies) and related copper production. If our residual leaching and solvent extraction/electro-winning operations become economically unviable, we would be forced to terminate our operations, significantly reduce our workforce, place the Johnson Camp Mine on a care and maintenance program, and, perhaps, sell some of our assets (subject to the consent of our secured creditors, as appropriate).

     The Board of Directors has proposed this amendment to ensure that the Company has sufficient shares available for purposes including, without limitation, equity financings (taking into account the fact that the Company’s common stock is currently being thinly traded on the OTCQB in the $0.02 range), acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to employees, and payments of stock dividends, stock splits or other recapitalizations. The Company is actively seeking financing, strategic relationships and other transactions which could potentially require the issuance of a significant number of shares of common stock from treasury. Without an increase in the shares of common stock authorized for issuance, the Company is highly unlikely to be able to conclude any such transaction in a timely fashion.

Effect of Increase

     If the stockholders approve the proposed amendment, the Board of Directors may cause the issuance of additional shares of common stock without further vote of the stockholders of the Company, except as may be required in particular cases by the Company’s charter documents, or applicable law. Under the Company’s Certificate of Incorporation, the Company’s stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of common stock. In addition, if the Board of Directors elects to cause the Company to issue additional shares of common stock or securities convertible into or exercisable for common stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing stockholders.

     The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Board of Directors in proposing the amendment. For example, if the Board of Directors issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board of Directors. From time to time, the Board has discussed with various parties the possibility of transactions requiring significant issuances that might constitute a change of control.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION
INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

PROPOSAL NUMBER THREE:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     Mayer Hoffman McCann P.C. has been appointed as our independent registered public accountants for the year ending December 31, 2013. Mayer Hoffman McCann P.C. audited the Company’s financial statements for the years ended December 31, 2012 and 2011.

     The Company anticipates that a representative of Mayer Hoffman McCann P.C. will be present at the Annual Meeting. The representative will have the opportunity to make a statement if they desire to do so. It is expected the representative will not be available to respond to questions.

     In the event ratification by the stockholders of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountants is not obtained, our Board of Directors will reconsider such appointment.

Principal Accountant Fees and Services

     Mayer Hoffman McCann P.C. performed the services listed below and was paid the fees listed below for the fiscal years ended December 31, 2012 and December 31, 2011:

Audit Fees

2012	2011
$195,380	$280,830

Audit Related Fees

2012	2011
None	None

     Audit Fees, of which 100% thereof were approved by the Company’s audit committee, consist of fees billed for professional services rendered for the audits of our financial statements, reviews of interim financial statements included in quarterly reports, services performed in connection with filings with the Securities and Exchange Commission and related comfort letters and other services that are normally provided by Mayer Hoffman McCann P.C. in connection with statutory and regulatory filings or engagements.

Tax Fees

2012	2011
$40,995	$37,525

     Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

All Other Fees

2012	2011
None	None

Audit Committee Pre–Approval of Audit and Permissible Non–Audit Services of Independent Auditors

     Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before an independent registered public accounting firm is engaged by us to render any auditing or permitted non–audit related service, the engagement be:

  approved by our audit committee; or

  entered into pursuant to pre–approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

     Our audit committee was formed in February 2006, and has assumed responsibility for the pre–approval of audit and permitted non–audit services to be performed by our Company’s independent auditor. The audit committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non–audit services by Mayer Hoffman McCann P.C. Thereafter, the audit committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non–audit services by Mayer Hoffman McCann P.C. which are not encompassed by the audit committee’s annual pre–approval and are not prohibited by law. The audit committee has delegated to the chair of the audit committee the authority to pre–approve, on a case–by–case basis, non–audit services to be performed by Mayer Hoffman McCann P.C.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO
RATIFY THE APPOINTMENT OF MAYER HOFFMAN McCANN P.C. AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR
THE YEAR ENDING DECEMBER 31, 2013

PROPOSAL NUMBER FOUR:

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

     In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are providing the Company's shareholders with the opportunity to vote on a non-binding advisory resolution to approve the compensation of the Company's Named Executive Officers as described in this Proxy Statement in accordance with the SEC's compensation disclosure rules. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

     The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we may communicate directly with stockholders to better understand the concerns that influenced the vote, but in all events we will consider our stockholders' concerns and will share them with the Compensation Committee which will evaluate whether any actions are necessary to address those concerns.

     The key points of our 2013 executive compensation program are set forth in the "Executive Compensation" section beginning on page 18.

     We believe that the information provided above and within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our stockholders' interests to support long-term value creation. Accordingly, our Company is asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement by voting "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the Company's shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders."

     Adoption of this resolution will require the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy. Abstentions constitute voting power present and will have the same effect as a vote against this Proposal. Brokers and other nominee holders do not have discretion to vote uninstructed shares with respect to this Proposal. Accordingly, if brokers or other nominee holders do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this Proposal. Broker non-votes do not constitute voting power present and, therefore, will have no effect on the vote with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

PROPOSAL NUMBER FIVE:

NON-BINDING VOTE ON THE FREQUENCY OF
THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION

     As described in Proposal 4 above, the Company's shareholders are being provided the opportunity to cast a non-binding advisory vote on the compensation of the Company's Named Executive Officers. The advisory vote on executive compensation described in Proposal 4 is commonly referred to as a "say-on-pay" vote. Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC also enables the Company's shareholders to indicate, at least once every six years, how frequently the Company should seek a non-binding advisory "say-on-pay" vote.

     This Proposal 5 affords shareholders the opportunity to cast a non-binding advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual shareholder meetings (or a special shareholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 5, shareholders may vote to have the say-on-pay vote every year, every two years or every three years.

     Our Board of Directors believes that say-on-pay votes should be conducted every year so that our stockholders may provide us with their direct feedback on our named executive officer compensation decisions, as disclosed in our proxy statement each year. If say-on-pay votes are held less frequently than annually, then it would be more difficult for us to understand which compensation decisions are supported by our stockholders and which are not.

     The Compensation Committee, which makes recommendations to the Board of Directors regarding the Company’s executive compensation program, and our Board of Directors value the opinions expressed by shareholders in these votes and will consider the outcome of these votes in making their decisions on executive compensation.

     We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

     The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Company, the Compensation Committee or our Board of Directors in any way, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

     Abstentions will not be taken into account in determining the outcome of this vote. Brokers and other nominee holders do not have discretion to vote uninstructed shares with respect to this Proposal. Accordingly, if brokers or other nominee holders do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this Proposal 5. However, broker non-votes will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ANNUAL VOTE AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION. THE OPTION RECEIVING THE GREATEST NUMBER OF VOTES (EVERY ONE, TWO OR THREE YEARS) WILL BE CONSIDERED THE FREQUENCY SELECTED BY STOCKHOLDERS.

FORWARD–LOOKING STATEMENTS

     This proxy statement includes statements that are not historical facts. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on our Company’s current plans and expectations relating to expectations of anticipated growth in the future and future success under various circumstances. As such, these forward-looking statements involve uncertainty and risk.

     Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. Our Company does not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

FUTURE STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the 2014 Annual Meeting of stockholders (anticipated to be held in September 2014) for inclusion in our proxy statement and proxy form relating to such Annual Meeting must submit such proposal to us at our principal executive offices no later than May 15, 2014. Our Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and all other applicable requirements.

     In addition, in the event a stockholder proposal is not received by our Company by May 15, 2014, the proxy to be solicited by the Board of Directors for the 2014 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2014 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting.

     SEC rules and regulations provide that if the date of our 2014 Annual Meeting is advanced or delayed more than 30 days from first anniversary of the 2013 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2014 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2014 Annual Meeting.

     Proposals or notices of intention to present proposals should be addressed to: Wayne M. Morrison, Secretary, Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at One Station Place, 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov that contains reports, proxy statements and other information regarding our company.

By Order of the Board of Directors of
Nord Resources Corporation

Ronald A. Hirsch
Chairman of the Board

September [   ], 2013

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NORD RESOURCES CORPORATION

Pursuant to Section 242 of the
General Corporation Law of
the State of Delaware

     Nord Resources Corporation (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The Certificate of Incorporation of the Corporation, as amended, is hereby further amended by deleting the text of the first paragraph of Article 4 thereof in its entirely and by substituting in lieu of said Article the following new first paragraph of Article 4:

“4: The total number of shares of stock which the Corporation has authority to issue is Six Hundred Million (600,000,000) and the par value of each such share is One Cent, $0.01, amounting in the aggregate to Six Million Dollars.”

     2. The foregoing amendment was duly adopted by the Board of Directors of the Corporation and its stockholders in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Nord Resources Corporation has caused this Certificate to be executed by Wayne M. Morrison, its Secretary, on this ____ day of ________________ , 2013.

NORD RESOURCES CORPORATION

Wayne M. Morrison
Secretary

A - 1

NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203
Tucson, Arizona 85705

Annual Meeting of Stockholders
October 16, 2013, 10:00 a.m. (Tucson time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Wayne M. Morrison and Ronald A. Hirsch, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of common stock of NORD RESOURCES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the Embassy Suites located at 3110 East Skyline Drive, Tucson, Arizona, 85718, on October 16, 2013 at 10:00 a.m. (Tucson time), and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders:

The Proxy Statement and form of Proxy, as well as the
Company’s Annual Report on Form 10-K
for the year ended December 31, 2012
are available on the Internet at:

http://www.astproxyportal.com/ast/04558/

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
NORD RESOURCES CORPORATION
October 16, 2013

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2 and 3 and a vote of "1 YEAR" on PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [ x ]

1.	Election of Directors.	Nominees:

[ ]	FOR ALL NOMINEES	[ ]	Ronald A. Hirsch
[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES	[ ]	Stephen D. Seymour
[ ]	FOR ALL EXCEPT (see instruction below)	[ ]	Douglas P. Hamilton
		[ ]	John F. Cook

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold.

		For	Against		Abstain

2.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 400,000,000 to 600,000,000.	[ ]	[ ]		[ ]

3.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm.	[ ]	[ ]		[ ]

4.	Advisory (non-binding) vote on the approval of executive compensation	[ ]	[ ]		[ ]
		1 Year	2 Years	3 Years	Abstain

5.	Advisory (non-binding) vote on the frequency of advisory votes on executive compensation	[ ]	[ ]	[ ]	[ ]

Unless otherwise instructed, this proxy will be voted FOR all nominees listed in Proposal 1, FOR proposals 2 and 3 and 1 Year for Proposal 4. This proxy will also be voted in the discretion of the holders hereof in favor of any proposal to adjourn or postpone the Meeting, and upon such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	[ ]

___________________________________	____________________________________
Signature of Stockholder:	Signature of Stockholder:
Name:	Name:
Date:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.